                                                                      EXHIBIT 11


                COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARIES
             STATEMENT REGARDING: COMPUTATION OF EARNINGS PER SHARE

                                                  Three Months Ended          Nine Months Ended
                                                     September 30,               September 30,
                                               ------------------------    ------------------------
                                                  1999          1998          1999          1998
                                               ----------   -----------    ----------  ------------
Basic Income Per Common Share (1)

Net income (in thousands)                      $      811    $      644    $    2,426    $    1,873
                                               ==========    ==========    ==========    ==========
Net income per share                           $      .20    $      .26    $      .59    $      .80
                                               ==========    ==========    ==========    ==========
Weighted average common shares outstanding      3,995,843     2,457,131     4,113,469     2,344,596
                                               ==========    ==========    ==========    ==========
Diluted Income Per Common Share (2)

Net income (in thousands)                      $      811    $      644    $    2,426    $    1,873
                                               ==========    ==========    ==========    ==========
Net income per share                           $      .20    $      .23    $      .58    $      .62
                                               ==========    ==========    ==========    ==========
Weighted average common shares outstanding      4,096,048     2,753,786     4,175,165     3,011,615
                                               ==========    ==========    ==========    ==========

(1) Basic net income per share has been computed using the weighted average number of common shares outstanding during each period presented.

(2) Diluted net income per share has been computed using the weighted average number of common share outstanding and the dilutive effect of stock options and warrants outstanding during the periods presented.